UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2008

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, the Compensation Committee of the Board of Directors of i2 Technologies, Inc. (“i2” or the “Company”) approved grants of options and restricted stock units (“RSUs”) for Pallab K. Chatterjee and Jackson L. Wilson, Jr. and grants of RSUs to certain executive officers, including, without limitation, Michael J. Berry, Hiten D. Varia and Aditya Srivastava.

Pallab K. Chatterjee

On May 13, 2008, the Company’s Board of Directors named Dr. Chatterjee the Company’s CEO. Dr. Chatterjee had been the Company’s interim CEO since July 31, 2007. On May 15, 2008, in connection with the formal appointment of Dr. Chatterjee as CEO of the Company, the Company’s Compensation Committee approved the grant, effective May 19, 2008, to Dr. Chatterjee of (i) an option to purchase 200,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on May 19, 2008, with the option vesting and exercisable immediately with respect to 1% of the option shares, one year from the grant date with respect to 24% of the option shares, and in 36 equal monthly installments thereafter with respect to the remaining option shares and (ii) 45,000 RSUs, one-third of such RSUs vesting six months from the date of grant, one-third of such RSUs vesting 24 months from the date of grant and the remaining one-third of such RSUs vesting 36 months from the date of grant. Each RSU represents the right to receive one share of Common Stock. The options and the RSUs will vest on an accelerated basis prior to such vesting dates upon the occurrence of a change in control. The aforementioned option and RSU grants will be made under the Company’s 1995 Stock Option/Stock Issuance Plan.

Jackson L. Wilson, Jr.

On May 5, 2008, the Company’s Board of Directors named Mr. Wilson the Executive Chairman of the Board. On May 15, 2008, in connection with the appointment of Mr. Wilson as Executive Chairman of the Board, the Company’s Compensation Committee approved the grant, effective May 19, 2008, to Mr. Wilson of (i) an option to purchase 80,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on May 19, 2008, with the option vesting and exercisable immediately with respect to 1% of the option shares, one year from the grant date with respect to 24% of the option shares, and in 36 equal monthly installments thereafter with respect to the remaining option shares and (ii) 30,000 RSUs, one-third of such RSUs vesting six months from the date of grant, one-third of such RSUs vesting 24 months from the date of grant and the remaining one-third of such RSUs vesting 36 months from the date of grant. The options and the RSUs will vest on an accelerated basis prior to such vesting dates upon the occurrence of a change in control. The aforementioned option and RSU grants will be made under the Company’s 1995 Stock Option/Stock Issuance Plan.

RSU Grants

On May 15, 2008, in order to retain the key employees needed to accomplish the goals set by the Company’s Strategic Review Committee, the Company’s Compensation Committee approved RSU grants to certain executive officers, including, without limitation, the following:

•	Mr. Berry, the Company’s Executive Vice President of Finance and Accounting and Chief Financial Officer, received a grant of 30,000 RSUs;
•	Mr. Varia, the Company’s Executive Vice President, Field Sales, Chief Customer Officer, received a grant of 27,000 RSUs; and
•	Mr. Srivastava, the Company’s Senior Vice President, Chief Technology Officer, received a grant of 5,000 RSUs.

One-third of such RSUs vest six months from the date of grant, one-third of such RSUs vest 24 months from the date of grant and the remaining one-third of such RSUs vest 36 months from the date of grant. The RSUs will vest on an accelerated basis prior to such vesting dates upon the occurrence of a change in control. The aforementioned RSU grants will be made under the Company’s 1995 Stock Option/Stock Issuance Plan.

Item 8.01. Other Events.

On May 13, 2008, a Company press release announced that the Company’s Board of Directors had formally named Dr. Chatterjee the Company’s CEO. A copy of the press release dated May 13, 2008 announcing the appointment of Dr. Chatterjee as CEO is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated May 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2008	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer